EXHIBIT 12(b)

I, Sean Dranfield, President and I, Troy Statczar, Treasurer of the Henderson Global Funds (the "Trust"), each certify that:

1. The Form N-CSR of the Trust for the period ended January 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:    /s/ Sean Dranfield
       -------------------------
       Sean Dranfield
       President (principal executive officer) of Henderson Global Funds

Date:  April 6, 2010


By:    /s/ Troy Statczar
       -------------------------
       Troy Statczar
       Treasurer (principal financial officer) of Henderson Global Funds

Date:  April 6, 2010